UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2022

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

Delaware	1-1657	13-1952290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 First Stamford Place Stamford CT	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 203-363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	CR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 16, 2022, Crane Co., a Delaware corporation and the predecessor-by-conversion to Crane LLC (as defined below) (“Crane Co.”), completed its previously announced Reorganization Merger (as defined below and described further in Item 2.01), the Conversion (as defined below and described further in Item 5.03) and the Distribution (as defined below and described further in Item 2.01). In connection therewith, Crane Co. entered into Amendment No. 1, dated as of May 16, 2022 (the “Amendment”), by and among Crane Co. (the “Prior Credit Agreement Party”), Crane Holdings, Co., a Delaware corporation (“Crane Holdings”), CR Holdings C.V., a Dutch limited partnership and a wholly-owned subsidiary of Crane Co. (the “Dutch Borrowing Subsidiary”), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which amends that certain 5-Year Revolving Credit Agreement, dated as of July 28, 2021 (the “Existing Revolving Credit Agreement”), by and among the Prior Credit Agreement Party, the Dutch Borrowing Subsidiary, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and pursuant to which, among other things (i) Crane Holdings assumed all of the rights and obligations of the Prior Credit Agreement Party under the Existing Revolving Credit Agreement and (ii) the Prior Credit Agreement Party assigned to Crane Holdings, and was released from, all of the Prior Credit Agreement Party’s rights and obligations under the Existing Revolving Credit Agreement, in each case, effective as of the effective time of the Distribution.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On May 16, 2022, Crane Co. completed its previously announced reorganization merger pursuant to the Agreement and Plan of Merger, dated as of February 28, 2022 (the “Reorganization Agreement”), by and among Crane Co., Crane Holdings and Crane Transaction Company, LLC, a Delaware limited liability company and, as of immediately prior to the consummation of such merger, a wholly-owned subsidiary of Crane Holdings (“Merger Sub”). The Reorganization Agreement provided for the merger of Crane Co. and Merger Sub, with Crane Co. surviving the merger as a wholly-owned subsidiary of Crane Holdings (the “Reorganization Merger”). The Reorganization Agreement was approved and adopted by Crane Co.’s stockholders at Crane Co.’s Annual Meeting of Stockholders, which was held on May 16, 2022.

At the effective time of the Reorganization Merger, all of the issued and outstanding shares of Crane Co.’s common stock, par value $1.00 per share (“Crane Co. Common Stock”), other than treasury shares (which were cancelled), were converted automatically on a one-for-one basis into shares of Crane Holdings common stock, par value $1.00 per share (“Crane Holdings Common Stock”), and, as a result, the current stockholders of Crane Co. automatically became stockholders of Crane Holdings, holding the same number and percentage of shares of Crane Holdings Common Stock as they held of Crane Co. Common Stock as of immediately prior to the Reorganization Merger.

In addition, at the effective time of the Reorganization Merger, (i) each outstanding option to purchase shares of Crane Co. Common Stock was adjusted automatically into an option to acquire, at the same exercise price, an identical number of shares of Crane Holdings Common Stock and (ii) each outstanding restricted share unit, performance-based restricted share unit and deferred stock unit, in each case, for shares of Crane Co. Common Stock was adjusted automatically into a corresponding restricted share unit, performance-based restricted share unit and deferred stock unit, respectively, for an identical number of shares of Crane Holdings Common Stock. Except as set forth in the prior sentence, all such equity awards continue to have the same terms and conditions as applied immediately prior to the Reorganization Merger.

In connection with the Reorganization Merger, Crane Holdings replaced Crane Co. as the publicly-held corporation traded on the New York Stock Exchange (the “NYSE”). It is currently expected that, on May 17, 2022, shares of Crane Holdings Common Stock will commence trading under the current Crane Co. ticker symbol “CR” on the NYSE.

The directors and executive officers of Crane Holdings immediately following the completion of the Reorganization Merger are the same individuals who were directors and executive officers, respectively, of Crane Co. as of immediately prior to the Reorganization Merger.

Upon completion of the Reorganization Merger, Crane Holdings Common Stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder and, for purposes of Rule 12g-3(a), Crane Holdings is the successor issuer to Crane Co. Future filings by Crane Holdings with the United States Securities and Exchange Commission (the “SEC”) will be filed by Crane Holdings under Crane Co.’s existing CIK number: 0000025445.

The foregoing description of the Reorganization Agreement is not complete and is qualified in its entirety by reference to the Reorganization Agreement, a copy of which was filed as Exhibit 2.1 to Crane Co.’s Current Report on Form 8-K filed with the SEC on March 1, 2022.

Following the Reorganization Merger, Crane Co. (which, as a result of the Reorganization Merger, became a wholly-owned subsidiary of Crane Holdings) converted from a Delaware corporation into a Delaware limited liability company named “Crane LLC” (the “Conversion” and, together with the Reorganization Merger, the “Reorganization”). Following the Reorganization, substantially all of the assets of Crane LLC were distributed, assigned, transferred, conveyed and delivered to, and related liabilities of Crane LLC were assumed by, Crane Holdings (the “Distribution”).

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 6, 2022, Crane Co. notified the NYSE that each issued and outstanding share of Crane Co. Common Stock would be converted into one share of Crane Holdings Common Stock, effective as of the effective time of the Reorganization Merger, and requested that the NYSE (i) suspend trading of Crane Co. Common Stock, and commence trading of Crane Holdings Common Stock, as of the opening of trading on the NYSE on Tuesday, May 17, 2022 and (ii) file with the SEC an application on Form 25 to report that Crane Co. Common Stock is no longer listed on the NYSE. It is expected that, as of the opening of trading on the NYSE on May 17, 2022, the NYSE will have (a) suspended trading of Crane Co. Common Stock and shares of Crane Holdings Common Stock will commence trading on the NYSE under the ticker symbol “CR” and (b) filed a Form 25 with the SEC to report that Crane Co. Common Stock is no longer listed on the NYSE.

ITEM 3.03	Material Modification to Rights of Security Holders.

In connection with the completion of the Reorganization Merger, at the effective time of the Reorganization Merger, all of the issued and outstanding shares of Crane Co. Common Stock, other than treasury shares (which were cancelled), were converted automatically on a one-for-one basis into shares of Crane Holdings Common Stock. In addition, (i) each outstanding option to purchase shares of Crane Co. Common Stock was adjusted automatically into an option to acquire, at the same exercise price, an identical number of shares of Crane Holdings Common Stock and (ii) each outstanding restricted share unit, performance-based restricted share unit and deferred stock unit, in each case, for shares of Crane Co. Common Stock was adjusted automatically into a corresponding restricted share unit, performance-based restricted share unit and deferred stock unit, respectively, for an identical number of shares of Crane Holdings Common Stock.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

ITEM 5.01	Change in Control of Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2022, as of immediately following the effective time of the Reorganization Merger, the directors and executive officers of Crane Co. immediately prior to the Reorganization Merger were appointed to the same respective positions with Crane Holdings. Each of the directors of Crane Co. was appointed to serve on the same committees of the board of directors of Crane Holdings as such director had served on for the board of directors of Crane Co. immediately prior to the Reorganization Merger.

Pursuant to the Reorganization Agreement, the directors of Crane Co. immediately following the consummation of the Reorganization Merger, but prior to the completion of the Conversion, were Richard A. Maue and Anthony M. D’Iorio. Upon consummation of the Conversion, Crane LLC became managed by its sole member, Crane Holdings.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2022, following the effective time of the Reorganization Merger, Crane Co. filed a Certificate of Conversion (the “Certificate of Conversion”) with the Secretary of State of the State of Delaware (the “Delaware Secretary”), which became effective upon filing, pursuant to which Crane Co. converted from a Delaware corporation to a Delaware limited liability company named “Crane LLC”. In connection with the Conversion, the Certificate of Formation of Crane LLC (the “Certificate of Formation”) was filed with the Delaware Secretary, which became effective upon filing, and Crane LLC adopted that certain Limited Liability Company Agreement of Crane LLC, dated as of May 16, 2022 (the “Limited Liability Company Agreement”).

The foregoing description is not complete and is qualified in its entirety by reference to the Certificate of Conversion, Certificate of Formation and Limited Liability Company Agreement, copies of which are filed as Exhibits 3.1, 3.2 and 3.3, respectively, hereto and incorporated into this Item 5.03 by reference.

ITEM 8.01	Other Events.

Supplemental Indentures

On May 16, 2022, upon the consummation of the Distribution and pursuant to the terms of (i) the Indenture, dated as of December 13, 2013 (as the same may be amended, modified or restated from time to time, the “2023 Indenture”), between Crane Co., as issuer (the “Issuer”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association and The Bank of New York Mellon), as trustee (the “Trustee”), providing for the issuance of the 4.45% Senior Notes due 2023 (the “2023 Notes”), (ii) the Indenture, dated as of April 1, 1991 (as the same may be amended, modified or restated from time to time, the “2036 Indenture”), between the Issuer and the Trustee (as successor in interest to U.S. Bank National Association and The Bank of New York), providing for the issuance of the 6.55% Senior Notes due 2036 (the “2036 Notes”) and (iii) the Indenture, dated as of February 5, 2018 (as the same may be amended, modified or restated from time to time) (collectively with the 2023 Indenture and the 2036 Indenture, the “Indentures”), between the Issuer and the Trustee (as successor in interest to U.S. Bank National Association), providing for the issuance of the 4.20% Senior Notes due 2048 (collectively with 2023 Notes and 2036 Notes, the “Notes”), Crane Holdings and the Trustee entered into a supplemental indenture to each Indenture (each, a “Supplemental Indenture”) in order to assume all of the Issuer’s rights and obligations, and succeed to all of the Issuer’s obligations, under each Indenture and the Notes.

Commercial Paper Program

On May 16, 2022, upon the consummation of the Distribution, Crane Holdings entered into an agreement with the financial institutions acting as dealers and as issuing and paying agent under the Crane Co., as issuer (the “Commercial Paper Issuer”), commercial paper program (the “Program”), pursuant to which such parties acknowledged and agreed to the assumption, as of the effective time of the Distribution, by Crane Holdings of all of the Commercial Paper Issuer’s rights and obligations under the Program.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated February 28, 2022, by and among Crane Co., Crane Holdings, Co., and Crane Transaction Company, LLC (included as Exhibit 2.1 to Crane Co.’s Current Report on Form 8-K filed on March 1, 2022)

3.1	Certificate of Conversion of Crane Co. to Crane LLC, dated May 16, 2022

3.2	Certificate of Formation of Crane LLC, dated May 16, 2022

3.3	Limited Liability Company Agreement of Crane LLC, dated May 16, 2022

10.1	Amendment No. 1, dated as of May 16, 2022, by and among Crane Co., Crane Holdings, Co., CR Holdings C.V., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.
May 16, 2022

	By:	/s/ Anthony M. D’Iorio
	Name:	Anthony M. D’Iorio
	Title:	Senior Vice President, General Counsel and Secretary